UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2014

FRANKLIN ELECTRIC CO., INC.
(Exact name of registrant as specified in its charter)

Indiana	0-362	35-0827455
(State of incorporation)	(Commission File Number)	(IRS employer identification no.)

9255 Coverdale Road
Fort Wayne, IN	46809
(Address of principal executive offices)	(Zip code)

(260) 824-2900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 13, 2014, the Board of Directors (the “Board”) of Franklin Electric Co., Inc. (the “Company”) (i) increased the size of the Board to nine members, effective as of January 1, 2015, (ii) elected Ms. Jennifer Sherman, effective as of January 1, 2015, as a director and (iii) appointed Ms. Sherman as a member of the Board’s Audit Committee. The press release announcing Ms. Sherman’s election is attached hereto as Exhibit 99.1.
Ms. Sherman was not selected pursuant to any arrangement or understanding between her and any other person. There has been no transaction, or proposed transaction, since January 4, 2014, to which the Company was or is to be a party, and in which Ms. Sherman or any member of her immediate family had or is to have a direct or indirect material interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Item 5.03. Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.
On November 13, 2014, the Board amended the Company’s Amended and Restated Bylaws (the “Bylaws”), with an effective date of January 1, 2015, by increasing the number of directors from eight to nine. As such, the first sentence of Article III, Section 3.1 of the Bylaws, as amended, will read as follows: “The Board of Directors shall consist of nine members.” The amendment to the Bylaws will take effect as of January 1, 2015. A copy of the Bylaws, as amended, is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Franklin Electric Co., Inc.
99.1	Press release - "Franklin Electric Announces Jennifer Sherman Elected to be a Director of the Company"

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN ELECTRIC CO., INC.
(Registrant)

Date: November 17, 2014	By	/s/ John J. Haines
John J. Haines
Vice President and Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Franklin Electric Co., Inc.
99.1	Press release - "Franklin Electric Announces Jennifer Sherman Elected to be a Director of the Company"